EXHIBIT 10.40









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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995

                                                  BulkTainer(Register Trademark)

                                                                 C.D. No. ______

       BulkTainer(Register Trademark) SERVICE MARKETING SERVICES AGREEMENT

         This Agreement is made this 19th day of May, 1995, between UNION PACIFIC RAILROAD COMPANY, a Utah corporation, maintaining its principal office at 1416 Dodge Street, Omaha, Nebraska 68179 (herein "UPRR") and CHEMICAL LEAMAN TANK LINES, Inc., a Delaware corporation, maintaining its principal office at 102 Pickering Way, Exton, PA 19341-0200 (herein "CLTL").

         UPRR and CLTL hereby agree to be bound by the following terms and provlslons:

     1. Definitions.


         a. BulkTainer(Register Trademark) refers to a UPRR owned or leased wheelless tank vehicle, which meets ISO, IMO and AAR 600 design specifications for the transportation of liquid bulk commodities in TOFC (Trailer on Flat Car) and/or COFC (Container of Flat Car) service on American, Canadian and Mexican railroads.

         b. BulkTainer(Register Trademark) Service is a service provided by Union Pacific Railroad Company that consists of logistics management for the movement of bulk liquids from and to points within the United States, Mexico and Canada in BulkTainers (ISO-type tank containers), including the provision of said containers. This shall also include rail-served, door-to-door shipments moving in containers owned or leased by customer from an entity other than UPRR for customers that have been designated by UPRR.

         c. "Chemical Waste" or"Waste" shall mean:

          (a) all waste defined or characterized as hazardous waste under the Resource Conservation and Recovery Act (RCRA) 42 U.S.C. S. 6901 et seq., or the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. S. 9601 et seq., as each may be amended from time to time, and regulations promulgated thereunder;

          (b) all polychlorinated biphenyl (PCB) or PCB-contaminated waste; and



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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995


          (c) all waste defined or characterized as hazardous, chemical, industrial or special waste by either the principal agency of any state of the United States having jurisdiction over hazardous waste transported under this Agreement or the principal agency of any foreign jurisdiction with respect to hazardous waste generated from outside the United States; PROVIDED, HOWEVER, that the term "Chemical Waste":

               (1) Is intended to mean and include those substances which are not normally expected to be disposed of by employing generally accepted sanitary landfill disposal methods; and

               (2) For purposes of this Agreement, shall include radioactive wastes;

     2. Term. This Agreement will commence on the date first written above and will remain in effect for a term of one (1) year. This Agreement shall automatically be renewed for subsequent terms of one year each unless either party provides written notice of its intention to terminate this Agreement ninety (90) days prior to the date on which it is to be renewed or unless otherwise terminated pursuant to the terms of this Agreement.

     3. Marketing Services.

         a. UPRR hereby retains CLTL to sell BulkTainer(Register Trademark) Service to customers or classifications of customers specified by UPRR. UPRR will identify those customers to CLTL upon execution of this Agreement. It is further agreed that CLTL may sell, price or otherwise commit
BulkTainer(Register Trademark) Service for shipments of Chemical Waste or
Waste, provided however that prior to shipment UPRR shall have obtained from the Chemical Waste or Waste customer a fully executed CHEMICAL WASTE SHIPPER AGREEMENT.


         b. CLTL will diligently, faithfully, loyally and legally use its best efforts to solicit and obtain traffic for the BulkTainer(Register Trademark) Service offered by UPRR. CLTL will exert every effort to uphold the good reputation of UPRR and will not knowingly, recklessly or negligently misrepresent the services and/or abilities of UPRR. CLTL specifically acknowledges that BulkTainer(Register Trademark) Service is a unique service of UPRR for which CLTL is solely a sales representative.

         c. CLTL agrees to sell BulkTainer(Register Trademark) Service subject to UPRR approved rates, rules, terms and conditions as they are set forth in UPRR circulars including Exempt 28 - Series and/or as may be set forth in applicable transportation contracts.



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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995


     4. Pricing.

         a. BulkTainer(Register Trademark) Service is a unique intermodal service furnished solely by UPRR with a limited amount of equipment over which UPRR must exercise total control in order to provide this service to as many customers as possible. [Therefore, with the exception of final pries and billing, UPRR will retain control over all aspects of BulkTainer(Register Trademark) Service, e.g., order process from customers, managing the shipment from origin to destination, coordinating of BulkTainer(Register Trademark) shipments and maintaining chassis provided by UPRR] All prices will be quoted by UPRR to CLTL on a door-to-door basis unless otherwise requested by CLTL. The objective is to provide a true marketing-type relationship between UPRR and CLTL. This is to be accomplished by joint consultations between UPRR and CLTL concerning the domestic tank container market and door-to-door service requirements. Then UPRR will establish an intermodal price for the subject transportation which will offer customers a competitive transportation option.

         b. Each price will be in the form of a customer-specific UP BulkTainer(Register Trademark) Price Quotation covering each individual movement. Price Quotations shall remain in effect for ninety (90) days, unless otherwise provided.

         c. UPRR will develop a rate matrix pricing document for CLTL setting out BulkTainer(Register Trademark) Service's Base Price(s) from and to specific origin(s) and destination(s). This pricing document shall be updated by UPRR as often as necessary to incorporate any new origin(s) and/or destination(s), provided however, the rate matrix pricing document shall be completely reissued and Base Prices adjusted, as necessary, by UPRR on an annual basis.


         d. CLTL will attempt to identify potential new customers, the service requirements expected by such customers, the carrier(s) currently used by such customers and the transportation costs currently incurred by such customers. This information will be furnished to UPRR along with the potential customer's origin(s), destination(s), commodity and identity of party paying freight charges.

     5. Price.

         a. CLTL may recommend to UPRR the level at which UPRR will have to price BulkTainer(Register Trademark) Service in order to meet competition. UPRR, after consultation with CLTL, will then establish a competitive door-to-door UP BulkTainer(Register Trademark) Price Quotation.


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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995


         b. UPRR agrees that CLTL's Base Price for BulkTainer(Register Trademark) Service quoted to CLTL under this Agreement will not be higher than the price quoted to any other entity on BulkTainer(Register Trademark) Service from and to any similar origins or destinations on like commodities.

         c. The pries quoted by UPRR for CLTL's use with customer will include the base compensation for all services to be provided by UPRR (hereinafter "Base Price"). CLTL may, at its discretion, attempt to sell the BulkTainer(Register Trademark) Service at a price higher than that provided by UPRR. If the customer agrees to the higher price offered by CLTL, UPRR will share the additional revenue with CLTL as set forth in Appendix A. CLTL must advise UPRR immediately of the price accepted by the customer.

Notification to UPRR shall be made to:

                         Product Manager-BulkTainer(Register Trademark) Pricing Union Pacific Railroad Company
                         1416 Dodge Street, Room 530
                         Omaha, NE 68179-0001
                         Phone No: (402) 271-5499
                         Fax No: (402) 271-5608

Notification to CLTL shall be made to:

                         Chemical Leaman Tank Lines, Inc.
                         102 Pickering Way
                         Exton, PA 19341-0200
                         Attn:General Manager Intermodal Service
                         Phone No: (215) 363-4200
                         Fax No: (610) 363-4421

         c. UPRR will provide price confirmation documents to CLTL for each quote or series of quotes issued. CLTL shall provide written confirmation of the transportation charge provided to, billed to and agreed to by the customer.

         d. CLTL agrees to notify UPRR in advance, in accordance with UPRR procedures, of the Bulktainers which will be reloaded and the point to which it is destined. This includes Bulktainers equipment reloaded via reverse routing. CLTL agrees to contact UPRR for disposition of empty equipment which cannot be provided a return load.


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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995

     6. Billing/Credit.


         a. CLTL shall bill the customer the amount set forth in the price confirmation document for each shipment. The freight bill will indicate CLTL as the sales representative for UPRR and refer specifically to the product as Union Pacific BulkTainer(Register Trademark) Service.

         b. UPRR will bill CLTL for BulkTainer(Register Trademark) Services detailing the 1) base price, 2) UPRR's portion of any additional amount that exceeds the base price. CLTL will pay UPRR the net amount (i.e., price less commission) within 15 days from the date of UPRR's bill.

         c. CLTL will be responsible for collection and payment of all accessorial charges accrued against customer BulkTainer(Register Trademark) shipments. UPRR agrees to assist the development of shipment of specific data to support the accessorial accrual. CLTL will not be required to remit payment for accessorial charges assessed or incurred by UPRR when: 1) UPRR has failed to provide CLTL with all documentation that supports the accessorial charges, or 2) such charges are unpaid by CLTL's "Bill To" party. CLTL may not waive any accessorial charge(s) unless written authorization granting such waiver is provided by UPRR.


     7. Transition Business. CLTL desires to convert its existing ISO-tank intermodal business ("Chem Shuttle") to BulkTainer(Register Trademark) Service as a more efficient service to customers. CLTL agrees to provide UPRR with the specific origin(s)/destination(s) and rail price information of CLTL's current ISO-tank intermodal business ("Chem Shuttle"). UPRR agrees to provide CLTL with the specific origin(s)/destination(s) of select UPRR BulkTainer(Register Trademark) business. Both parties will analyze the others origin/destination and price information and determine if the economics meet current revenue requirements. In the event the price is non-compensatory, then the parties agree to provide their minimum revenue requirements to each other. If the minimum revenue requirements and/or customer position will not support the others revenue needs, then the parties hereto will jointly consider alternative positions.

     8. Recordkeeping and Audits: CLTL shall keep accurate records of shipments covered by this Agreement, and designated UPRR personnel or UPRR's agent shall, at reasonable times, have the right to inspect such records kept by CLTL for the purpose of determining compliance with the terms of this Agreement.


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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995

     9. CLTL to Furnish Necessary Supplies. Etc. CLTL will, at its own expense, furnish all superintendence, labor, tools, equipment, materials, supplies and all other things necessary for providing the Marketing Services.

     10. Non-Employee/Non-Agent Status of CLTL. CLTL is not and will not be considered an employee or an agent of UPRR or any company affiliated with UPRR, it being the intention of the parties that CLTL is and will remain an independent contractor and nothing herein will be construed inconsistent with that status. CLTL will serve only as a sales representative for UPRR's BulkTainer(Register Trademark) Service in order to procure customers for such service. CLTL shall not make any representations that it is an agent for UPRR. Furthermore, CLTL shall not make any representations concerning UPRR or its service without UPRR's consent.

     11. Confidentiality. Both parties acknowledge that CLTL's performance of the services under this Agreement will result in the sharing of proprietary, confidential information and the receipt of such information from customers, prospective customers, or other persons. CLTL agrees that CLTL, its officers, agents and employees, will treat any such proprietary, confidential information with the utmost discretion and that they will not disclose such information to any person, firm or entity without the prior written consent of the owner or originator of such information; PROVIDED, HOWEVER, that if either party hereto is required by law, judicial or administrative order or regulation to divulge any such information to a proper public authority, such disclosure may be made in a manner that is agreed to and coordinated with the owner or originator of such information and in such manner as will most effectively protect such information from further disclosure.

     12. Indemnity.

     a. Each party shall indemnify, defend and hold the other party harmless from and against any and all expense, cost and liability to third parties for loss and damage, including but not limited to loss and damage to commodity, personal injury, or death, and property or environmental damage, arising out of or resulting from the wrongful or negligent acts or omissions of such party, its agents and employees. To the extent the proximate cause of the loss, damage, personal injury, death, or property or environmental damage cannot be determined, any amount claimed by the third party shall be apportioned equally between UPRR and CLTL. To the extent an act or omission of either party is not the sole cause but contributes to the above loss or damage, each party shall be liable for only that portion of the loss or damage caused by its negligence.

     b. CLTL will indemnify UPRR and hold UPRR harmless against and from any liability, loss, damage, claims, demands, costs and atterneys' fees arising from or growing out of any claims or representations by CLTL that go beyond the authority explicitly granted to CLTL by UPRR.


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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995


     13. Termination. This Agreement may be terminated by UPRR by giving ninety
(90) days prior written notice to CLTL notwithstanding any other provision in this Agreement. Written notice may be given by certified U.S. Mail, return Receipt Requested, wire or facsimile. When given by U.S. Mail notice shall be deemed to commence as of the postmark date.

     14. Assignment. CLTL may not assign or sublet this Agreement, or any interest therein, without the prior written consent of UPRR. Subject to the provisions of this Section 14, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.


     15. Non-Waiver. The failure of either party to enforce, or the breach or waiver of, any provision or term of this Agreement will not be deemed to be a waiver of such provision or term, or the right of either party thereafter to enforce such term or provision.

     16. Compliance with Applicable Law. In the performance of the work specified in this Agreement, CLTL will comply with all applicable federal and state enactments with reference to Employer's Liability, Worker's Compensation, and Worker's Insurance, and will indemnify and hold harmless UPRR and any company affiliated with UPRR against and from any and all liability, damages, claims, demands, costs, and expenses of whatsoever nature due to the existence of such enactments, or resulting from any claim of subrogation provided for by such enactments otherwise.

     17. Non-Exclusive. This Agreement does not grant CLTL the exclusive right to perform Marketing Services described in this Agreement. However, CLTL expressly agrees that it shall solicit transportation business involving transportation of liquid commodities in BulkTainer(Register Trademark) or in ISO, IMO or AAR-600 approved intermodal equipment for BulkTainer(Register Trademark) Service for no entity other than UPRR during the term of this Agreement.

     18. Notice. Any notice given or required to be given to a CLTL or UPRR pursuant to any provisions of this Agreement shall be given in writing and shall be personally delivered, transmitted electronically or sent by U.S. registered mail, with necessary postage prepaid, to the following:

To UPRR:                Union Pacific Railroad Company
                        1416 Dodge Street, Room 530
                        Omaha, Nebraska 68179-0001
                        Attn: Manager-BulkTainer Service
                        Phone: (402) 271-4502
                        Fax: (402) 271-5608


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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995


To CLTL:                Chemical Leaman Tank Lines, Inc.
                        102 Pickering Way
                        Exton, PA 19341-0200
                        Attn:General Manager Intermodal Services
                        Phone: (215) 363-4200
                        Fax (610) 363-4421

     19. Arbitration. If at any time a question or controversy arises between UPRR and CLTL concerning the construction or interpretation of any part of this Agreement, or concerning the business or manner of transacting business carried under its provisions, or concerning the observance or performance of any of the conditions herein contained or the rights or obligations of either party under or arising from this Agreement, upon which question the parties cannot agree, such questions or controversy shall be submitted to binding arbitration in accordance with the Federal Arbitration Act (9 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator or arbitrators shall be final and binding upon the parties hereto. Each party to such arbitration shall pay the compensation, costs, fees, and expenses of its own witnesses, exhibits, and counsel. The compensation, costs, fees, and expenses of the arbitrator or arbitrators shall be borne equally by the parties.

     20. Entire Understanding. This Agreement, and any Appendix(cies)/Exhibit(s) constitutes the complete and entire agreement for the services defined herein and supersedes all prior and contemporaneous proposals, representations, statements, agreements and promises, express or implied, with respect thereto. This Agreement may be amended only in a writing signed by the parties.

     21. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     22. Additional Documents. Either party hereto, upon the request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.



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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995


     IN WITNESS WHEREOF, CLTL and UPRR have executed this Agreement as of the day and year first above written.

Witness:                            UNION PACIFIC RAILROAD COMPANY,

/s/    J. W. Maier                  By /s/    W. J.  Rody
------------------------            -------------------------------
       J. W. Maier                            W. J.  Rody
Market Manager-                     Assistant Vice President-Chemicals
BulkTainer(Register Trademark)



                                    CHEMICAL LEAMAN TANK LINES, INC


                                    By /s/ [Illegible]
                                       -----------------------------


                                    Date: 5/19/95
                                          --------------------------



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BulkTainer(Register Trademark) Mktg Svcs Agmnt
May  18, 1995


                     BULKTAINER(Register Trademark) SERVICE
                          MARKETING SERVICES AGREEMENT
                                   APPENDIX A


     CLTL will receive the following Compensation for sales and services provided under this Agreement for specific customers who purchase
BulkTainer(Register Trademark). Service from UPRR as a result of CLTL's efforts:

     UPRR will pay CLTL Compensation which will be calculated as shown below. Compensation refers to the amount of money CLTL will be paid for each BulkTainer(Register Trademark) shipment moved for a UPRR customer that exceeds the Base Price set by UPRR. UPRR will pay Compensation to CLTL in accordance with the following formula:

     1. CLTL receives as Compensation, 8% of the base Price.

     2. Compensation exceeding the Base Price will be apportioned:

                                   50% - UPRR
                                   50% - CLTL

                      Example
                      -------

             UPRR Base Price:   $3,260
             CLTL Sold Price:   $4,000
                                ------
             Difference:          $740

                   Apportionment
                   -------------

             CLTL                 UPRR

    $3,260.00 X 8%  = $261.00     $3,280.00 X 92% = $2,999.00
      $740.00 X 50% = $370.00     $  740.00 X 50% = $  370.00
                      -------                       ---------
           Total      $631.00              Total    $3,369.00

Witness:                                    UNION PACIFIC RAILROAD COMPANY,


/s/   J.W.Maier                             By /s/       W. J. Rody
--------------------------                     ------------------------------
      J.W.Maier                                          W. J. Rody

                                            Assistant Vice President - Chemicals

                                            CHEMICAL LEAMAN TANK LINES, Inc.


                                            By: /s/ [Illegible]
                                                -----------------------------

                                            Date: 5/19/95
                                                  --------------------------


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